Exhibit 9


                               JOINDER AGREEMENT


     This Joinder Agreement (this "Joinder Agreement") is made as of October 1, 2002 by SCH Minority Holdings, LLC (the "Joining Party") in accordance with the Stockholders' and Registration Rights Agreement dated July 28, 1998 (the "Stockholder Agreement") by and among FelCor Lodging Trust Incorporated (f/k/a FelCor Suite Hotels, Inc.)(the "Company"), Six Continents PLC (f/k/a Bass PLC), certain affiliates of Six Continents PLC and certain other stockholders of the Company, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholder Agreement. "Exchange Agreement" shall mean the Exchange Agreement, dated as of the date hereof, by and among the Company, FelCor Lodging Limited Partnership and Six Continents Hotels Operating Corp.

     The Joining Party hereby agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholder Agreement as of the date hereof and, except to the extent set forth in the Exchange Agreement, shall have all of the rights and obligations of a "Stockholder" thereunder as if it had executed the Stockholder Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholder Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: October 1, 2002

                                           SCH MINORITY HOLDINGS, LLC


                                           By:  /s/ ROBERT J. CHITTY
                                               ---------------------------------
                                               Name:  Robert J. Chitty
                                               Title: Vice President

                                           Address for Notices:

                                           Three Ravinia Drive, Suite 100
                                           Atlanta, Georgia 30346-2149
                                           Attention: General Counsel